Pledge of Equity Agreement

This Agreement is executed by:

(1)Pledgeors (hereinafter collectively referred to as "Party A"):

Zou De Jun, a citizen of PRC with ID Card number of 210803196004211518;

Qiu Jian Ping, a citizen of PRC with ID Card number of 131082196701280423.

and

(2) Pledgee (hereinafter referred to as "Party B"): Dalian Innomind Environment Engineering Co., Ltd., a wholly foreign-owned enterprise registered in Dalian, PRC, and the registration number of its legal and valid Business License is Qi Du Liao Da Zong Zi No. 015863;

on October 3, 2007 in Dalian, China.

Whereas:

1. Party A consists of all of the shareholders of Dalian Rino Environment Engineering Science and Technology Co., Ltd. (hereinafter referred to as Dalian Rino), who legally hold all of the equity interest of Dalian Rino, of which Zou De Jun. holds 90% and Qiu Jian Ping10%, representing100% of the capital stock of Dalian Rino.

2. Dalian Innomind Environment Engineering Co., Ltd. is a wholly foreign-owned enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is Qi Du Liao Da Zong Zi No. 015863 and its legal registered address is NO.11,Youquan Road, Zhanqian Street, Jinzhou District, Dalian..

3. Dalian Rino is an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is Jin Gongshang Qi Fa Zi 2102132102778015336 and its legal registered address is NO.11,Youquan Road, Zhanqian Street, Jinzhou District, Dalian.

4. Party B intends to acquire all of the equity interests or assets of Dalian Rino. Prior to the completion of such acquisition, Party A agreed to entrust the management and operation of Dalian Rino to Party B and to sell part of operating assets of Dalian Rino to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% of equity interest of Dalian Rino they own to Party B.

5. Party B accepts the pledge of the equity interest by Party A.

Therefore, in accordance with applicable laws and regulations of the People's Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The equity interest is being pledged to guarantee all of the rights and interests Party A is entitled to under all of the following listed agreements by and among Party A and Party B:

(a) Entrusted Management Agreement, by and between Party A, Dalian Rino and Party B on October 3,, 2007 in Dalian;

(b) Exclusive Option Agreement by and among Party A, Dalian Rino and Party B on October 3,, 2007 in Dalian;

(c) Purchase Agreement, by and between Dalian Rino and Party B on October 3,, 2007 in Dalian;

(d) Shareholders' Voting Proxy Agreement, by and between Party A and Party B on October 3,, 2007 in Dalian;

(e) Patent Transfer Contract, by and between Dalian Rino and Party B on October 3,, 2007 in Dalian;

Article 2 Pledged Properties

Party A pledges, by way of first priority pledge, all of its rights, title and interest, in, to and under all or any part of:

(a) 100% of the equity interest in Dalian Rino;

(b) 100% of the registered capital ("Registered Capital") of Dalian Rino;

(c) all investment certificates and other documents in respect of the Registered Capital of Dalian Rino;

(d) all money, dividends, interest and benefits at any time arising in respect of all the equity interest and Registered Capital of Dalian Rino; and

all voting rights and all other rights and benefits attaching to or accruing to the equity interest or the Registered Capital of Dalian Rino to Party B .

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party A is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Dalian Administration for Industry and Commerce concerning the pledged equity interest and shall ensure that all other approval(s) from or registration with relevant PRC authorities is granted or duly secured.

Article 5 Transfer of Pledged Equity Interest

Party A shall not transfer any of the pledged equity interest without the prior written consent of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1 This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

6.2 Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties' consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC") in Beijing in accordance with its rules then in effect. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1 Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1 The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement.

11.2 The Agreement shall be executed in five copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force, and both the English version and Chinese version shall have the same effect.

11.3 In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Party A:

Zou De Jun(signature)

Qiu Jian Ping(signature)

Party B: Dalian Innomind Environment Engineering Co., Ltd.
(seal)

Authorized representative:
(signature)